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                                                                   EXHIBIT 10.14

                                 EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made by and between Vesta Insurance Group, Inc. and J. Gordon Gaines, Inc., both Delaware corporations, and Vesta Fire Insurance Corporation, an Alabama corporation (collectively, the "Company"), and James E. Tait, an individual resident of Birmingham, Alabama (the "Executive"), effective the 30th day of September, 1999 (the "Effective Date").

                                 RECITALS:

     A. The Company is a holding company for a group of property and casualty insurance subsidiaries which offer primary insurance primarily on personal risks;

     B. The Executive serves as Executive Vice President and Chief Financial Officer of the Company and as a member of its Board of Directors;

     C. The Company wishes to assure itself of the continued services of the Executive so that it will have the continued benefit of his ability, experience and services, and the Executive is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth; and

     D. Certain capitalized terms used in this Agreement shall have the meanings given them in Section 16 hereof.

     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

     1.  Employment.
         ----------

     (a) The Company hereby agrees to continue to employ the Executive as Executive Vice President and Chief Financial Officer of the Company and any other position agreed upon by the parties; the Company agrees to use its best efforts to cause Executive to be elected as a member of the Board; and Executive hereby agrees to serve the Company in the foregoing capacities, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position that may be set forth in the Company's Bylaws or assigned by the Board from time to time.

     (b) The Executive agrees to devote such amount of his time, efforts and skills as is reasonably necessary to the performance of his duties and responsibilities under this Agreement; provided, however, that nothing in this
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Agreement shall preclude the Executive from devoting reasonable periods required for (i) participating in professional, educational, philanthropic, public
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interest, charitable, social or community activities, (ii) serving as a director or member of an advisory committee of any corporation or other entity that the Executive is serving on or any other corporation or entity that is not in direct competition with the Company, or (iii) managing his personal investments, provided that such activities do not materially interfere with the Executive's regular performance of his duties and responsibilities hereunder.

     2.  Term.  Unless earlier terminated as provided herein, the Executive's
         ----
employment under this Agreement shall be for a term (the "Term") of three (3) years from the Effective Date. The Term shall be automatically extended for an additional year on each anniversary of the Effective Date, unless written notice of non-extension is provided by either party to the other party at least 90 days prior to such anniversary.

     3.  Compensation and Benefits.  In consideration of the services rendered
         -------------------------
by the Executive during the Term, the Company shall pay or provide to the Executive the amounts and benefits set forth below.

     (a) Salary.  Executive shall receive an annual base salary of $446,250.
         -------
The base salary shall be paid in accordance with the Company's normal payroll
practices.   The Executive's base salary shall be reviewed at least annually by the Compensation Committee for consideration of appropriate merit increases and, once established, the base salary shall not be decreased during the Employment Period.

     (b) Executive Officer Incentive Compensation Plan.  In addition to any
         ---------------------------------------------
bonus amounts granted or payable to the Executive under the Company's regular executive compensation plans or practices, the Executive shall participate in that certain Executive Officer Incentive Compensation Plan, a copy of which is attached hereto as Exhibit A.

     (c) Other Incentive Plans.  The Executive shall participate in all annual
         ---------------------
and long-term bonus or incentive plans or arrangements in which other senior executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, the Company's Cash Bonus Plan. The Executive's incentive compensation opportunities under such plans and arrangements shall be determined from time to time by the Compensation Committee.

     (d) Equity Incentives.  The Executive shall be given consideration, at
         -----------------
least annually, by the Compensation Committee for the grant of options to purchase shares of the common stock of the Company. In addition, the Executive shall be entitled to receive awards under any stock option, stock purchase or equity-based incentive compensation plan or arrangement adopted by the Company from time to time for which senior executives of the Company of a comparable level are eligible to participate. The Executive's awards under such plans and arrangements shall be determined from time to time by the Compensation Committee.

     (e) Employee Benefits.  The Executive shall be entitled to participate in
         -----------------
all employee benefit plans, programs, practices or arrangements of the Company in which other senior

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executives of the Company of a comparable level are eligible to participate from time to time, including, without limitation, any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, and any medical, dental, health and welfare plans. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) long-term disability insurance coverage in an amount and on terms consistent with the coverage in place for the Executive on the Effective Date;

          (ii) continued provision of life insurance coverage in an amount and on terms consistent with the coverage in place for the Executive on the Effective Date; and

          (iii) provision of the pension benefits provided under the Company's Post-Retirement Benefits Plan.

     (f) Fringe Benefits and Perquisites.  The Executive shall be entitled to
         -------------------------------
continuation of all fringe benefits and perquisites provided to the Executive on the Effective Date, and to all fringe benefits and perquisites which are generally made available to senior executives of the Company of a comparable level from time to time. Without limiting the generality of the foregoing, the Company shall provide the Executive with the following:

          (i) provision of executive offices and secretarial staff;

          (ii) vacation in accordance with the Company's policy for other senior executives of a comparable level;

          (iii) an automobile owned or leased by the Company of a make and model appropriate for the Executive's position or, in lieu thereof, provision of a non-accountable automobile allowance in an amount to be determined from time to time by the Board or the Compensation Committee; and

          (iv) continued payment of initiation and other fees and annual dues for one or more country clubs (but in no event less than one country club membership of Executive's choice) and/or dining clubs which the Company was paying for on the Effective Date, and payment of dues for any professional associations of which Executive is a member in furtherance of his duties hereunder;

          (v) reimbursement of all reasonable travel and other business expenses and disbursements incurred by the Executive in the performance of his duties under this Agreement, upon proper accounting in accordance with the Company's normal practices and procedures for reimbursement of business expenses.

     4.  Termination.
         -----------

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     (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

          (i) upon the resignation or death of the Executive;

          (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

          (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive; and

          (iv) by the Executive for Good Reason upon delivery of a Notice of Termination to the Company after any occurrence of a Change in Control.

     (b) If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's resignation or death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within thirty (30) days after the Termination Date a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than as a result of Executive's resignation or by the Company for Cause, the Pro Rata Bonus.

     (c) If the Executive's employment with the Company shall be terminated by the Company in violation of this Agreement or by the Executive for Good Reason, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

          (i) the Company shall pay the Executive in cash within thirty (30) days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

          (ii) the Company shall pay to the Executive in cash at the end of each of the thirty-six consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount (including any increases in base salary) plus the Bonus Amount (including any increases in bonus amount) plus all benefits provided in Section 3 hereof, or in the alternative, the Executive may elect to receive a lump sum equal to the present value of the payments due under this paragraph (c)(ii), to be payable within thirty (30) days of such election; provided, however, that
                                                       --------  -------
     such lump sum amount shall be reduced to its net present value assuming an interest rate equal to six percent (6%) and 36 equal monthly payments commencing on the Termination Date;

          (iii) for the period from the Termination Date through the date that Executive attains the age of sixty-five (65) (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) in the case of

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     a Change in Control, to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) in other instances, to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during either of the periods referred to in clauses (x) and (y) above; provided, however, the Company's obligation
                                --------  -------
     hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder; provided, further, subject to
                                                 --------  -------
     the last sentence of this Section 4(c), life insurance shall not be continued longer than three years after the Termination Date, even if the Executive has not obtained such other benefits under another employer's benefit plan; and

          (iv) the restrictions on any incentive awards whether now in effect for, or hereafter granted to, the Executive under any stock option plan or under any other incentive plan, deferred compensation plan, agreement or arrangement of the Company of any of its affiliates shall lapse and such incentive awards shall become 100% accrued and vested, so that, for example, all stock options and stock appreciation rights granted to the Executive shall be immediately exercisable and shall be 100% vested, all restrictions on any restricted stock held by the Executive shall lapse such that the Executive has full title to such shares, and any deferred compensation payable under any plan, agreement or arrangement shall accrue in total and be immediately due and payable in full. The period in which Executive may exercise any option granted shall be the full term of such option.

This Section 4(c) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits.

     (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).

     (e) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive (or for his benefit) paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his relationship with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or

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

"Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to any such excise or other taxes (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax" and any other tax together with any such interest and penalties are herein referred to as "Other Taxes"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all Excise Taxes and Other Taxes on the Payments and All Excise Taxes or Other Taxes imposed upon the Gross-Up Payment, the Executive shall retain that portion of the Gross-Up Payment equal to the Excise Tax or Other Taxes imposed upon the Payments.

     5.  Confidential Information.  During the Term and at all times thereafter,
         ------------------------
the Executive agrees that he will not divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge or information of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources) and confidential commercial information, and the Executive further agrees not to disclose, publish or make use of any such knowledge or information without the consent of the Company.

     6.  Successors; Binding Agreement.
         -----------------------------

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company (including each of its subsidiaries), its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business, assets or property of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business, assets or property as aforesaid which executes and delivers an agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary or, if there be no such designated beneficiary, to the legal representatives of the Executive's estate.

     7.  Fees and Expenses. To induce the Executive to execute this Agreement
         -----------------
and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under

                                       6
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this Agreement or should the Company or any subsidiary, affiliate or stockholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for any attorneys' fees and expenses and courts costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or stockholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company, in each case regardless of which party, if any, prevails in the contest.

     8.  Notice.  All notices and other communications provided for in this
         ------
Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given upon personal delivery or receipt when sent by certified mail, return receipt requested, postage prepaid, or a nationally recognized overnight courier service that provides written proof of delivery, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the
--------  -------
attention of the Board of Directors with a copy to the Chief Executive Officer and the General Counsel of the Company.

     9.  Settlement of Claims.  The Company's obligation to make the payments
         --------------------
provided for in this Agreement and to otherwise perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     10.  Modification and Waiver.  No provisions of this Agreement may be
          -----------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Alabama without giving effect to the conflict of laws principles thereof.

     12.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreement, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

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

     14.  Headings.  The headings of Sections herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     15.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each shall be deemed an original but all of which together shall constitute one and the same instrument.

     16.  Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

     (a) "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date, including without limitation, (i) base salary, (ii) deferred compensation accumulated under any plan, arrangement or agreement, (iii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company prior to Termination Date, and (iv) bonuses and incentive compensation, including stock options (other than the Pro Rata Bonus).

     (b) "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) the highest rate in effect at any time during the 90-day period prior to a Change in Control, and shall include all amounts of his base salary that are deferred under any plans, arrangements or agreements of the Company or any of its affiliates.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Bonus Amount" shall mean the greater of (i) the most recent annual cash bonus paid or payable to the Executive, or, if greater, the annual cash bonus paid or payable for the year ended prior to the fiscal year during which a Change in Control occurred, or (ii) the average of the annual cash bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years prior to a Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive). The Bonus Amount shall not include any amounts paid or payable under the Executive Officer Incentive Compensation Plan.

     (e) The termination of the Executive's employment shall be for "Cause" if it is a result of any act that (A) constitutes, on the part of the Executive, fraud, dishonesty gross malfeasance of duty and (B) is demonstrably likely to lead to material injury to the Company; provided, however, that, such conduct
                                        --------  -------
shall not constitute Cause:

          (x) unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct meets the criteria set forth in clause
     (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced

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     by a resolution adopted in good faith by two-thirds of the members of the
     Board (other than the Executive); or

          (y) if such conduct was believed by the Executive in good faith to have been in or not opposed to the interests of the Company.

     (f) A "Change in Control" shall mean the occurrence during the Term of any of the following events:

          (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by an "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however,
                                                          --------  -------
     that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"),
     (B) the Company or any 80% owned subsidiary, (C) Birmingham Investment Group, LLC or any affiliate of Birmingham Investment Group, LLC, or (D) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

          (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the
                                                  --------  -------
     election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board with no more than one (1) member of the Incumbent Board voting against such new director, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided,
                                                                  --------
     further, that no individual shall be considered a member of the Incumbent
     -------
     Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (iii)  Approval by stockholders of the Company of:

               (A) A merger, consolidation of reorganization involving the Company, unless

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                    (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, a least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger of consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

               (A transaction described in the immediately preceding clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction.")

               (B) A complete liquidation, or dissolution of the Company; or

               (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person.

          (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

     (g) "Compensation Committee" shall mean the Compensation Committee of the Board.

     (h) "Disability" shall mean the inability of the Executive to perform his duties to the Company on account of physical or mental illness for a period of six consecutive full months, or for a period of eight full months during any 12-month period. The Executive's employment shall terminate in such a case on the last day of the applicable period; provided, however, in no event shall the
                                   --------  -------
Executive be terminated by reason of Disability unless (i) the Executive is eligible for the long-term disability benefits set forth in Section 3(e)(i) hereof and (ii) the Executive receives written notice from the Company, at least 30 days in advance of such termination, stating its

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

intention to terminate the Executive for reason of Disability and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

     (i) "Effective Date" shall mean the day and year first above written.

     (j) "Good Reason" shall mean the occurrence at any time within three (3) years following a Change in Control of any of the events or conditions described in subsections (i) through (viii) hereof:

          (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, office, title, position or responsibilities as in effect at any time within 90 days preceding the date of a Change in Control or at any time thereafter the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, office, title, position or responsibilities as in effect at any time within 90 days preceding the date of a Change in Control or at any time thereafter; any removal of the Executive from, or failure to reappoint or reelect him to, any such status, office, title, position or responsibility; or any other change in condition or circumstances that in the Executive's reasonable judgment makes it materially more difficult for the Executive to carry out the duties and responsibilities of his office that existed at any time within 90 days preceding the date of a Change in Control or at any time thereafter;

          (ii) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of the date due;

          (iii) the Company's requiring the Executive to be based at any place outside a 30-mile radius from the executive offices occupied by the Executive immediately prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

          (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within 90 days preceding the date of a Change in Control or at any time thereafter;

          (v) the insolvency, or the filing by any person or entity, including the Company or any of its subsidiaries, of a petition for bankruptcy of the Company, or other relief under any other moratorium or similar law, which petition is not dismissed within 60 days;

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

          (vi) any material breach by the Company of this Agreement;

          (vii) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of this Agreement; or

          (viii) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as required by Section 6(a) hereof.

Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

     (k) "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

     (l) "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the applicable year through the Termination Date and the denominator of which is 365.

     (m) "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

     (n) "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.


                                    VESTA INSURANCE GROUP, INC.


                                    By: /s/ Donald W. Thornton
                                        ----------------------------------------
                                        Its: Senior Vice Presient



                                    J. GORDON GAINES, INC.


                                    By: /s/ Donald W. Thornton
                                        ----------------------------------------
                                        Its: Senior Vice Presient



                                    VESTA FIRE INSURANCE CORPORATION


                                    By: /s/ Donald W. Thornton
                                        ----------------------------------------
                                        Its: Senior Vice Presient



                                    EXECUTIVE:

                                    /s/ James E. Tait
                                    --------------------------------------------
                                    James E. Tait

                                       13